Exhibit 11.  Statement re computation of per share earnings.

                             TORCHMARK CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE

                                                       Three months ended September 30,
                                                           1999                1998
                                                     ----------------     ----------------
Net income from continuing operations                $     73,312,000     $     53,153,000
Discontinued operations of Waddell & Reed:
    Income from operations (net of tax)                             0           13,924,000
    Loss on disposal (net of tax)                                   0          (52,531,000)
                                                     ----------------     ----------------

Net income                                           $     73,312,000     $     14,546,000
                                                     ================     ================

Basic weighted average shares and
    common stock equivalents outstanding                  132,468,138          140,262,269

Diluted weighted average shares and
    common stock equivalents outstanding                  133,272,674          141,485,008

Basic earnings per share:
Net income from continuing operations                $           0.55     $           0.38
Discontinued operations of Waddell & Reed:
    Income from operations (net of tax)                          0.00                 0.10
    Loss on disposal (net of tax)                                0.00                (0.38)
                                                     ----------------     ----------------

Net income                                           $           0.55     $           0.10
                                                     ================     ================


Diluted earnings per share:
Net income from continuing operations                $           0.55     $           0.37
Discontinued operations of Waddell & Reed:
    Income from operations (net of tax)                          0.00                 0.10
    Loss on disposal (net of tax)                                0.00                (0.37)
                                                     ----------------     ----------------

Net income                                           $           0.55     $           0.10
                                                     ================     ================

                         (Continued on following page)

Exhibit 11.  Statement re computation of per share earnings.

                             TORCHMARK CORPORATION
                       COMPUTATION OF EARNINGS PER SHARE
                                  (Continued)

                                                                              Nine months ended September 30,
                                                                              1999                       1998
                                                                         ---------------           ---------------
Net income from continuing operations                                    $   189,966,000           $   184,187,000
Discontinued operations of Waddell & Reed:
     Income from operations (net of tax)                                     ( 1,060,000)               43,912,000
     Loss on disposal (net of tax)                                                     0               (52,531,000)
                                                                         ---------------           ---------------
Net income before extraordinary item and cumulative
     effect of change in accounting principle                                188,906,000               175,568,000
Loss on redemption of debt (less applicable tax benefit)                               0                (4,962,000)
                                                                         ---------------           ---------------
Net income before cumulative effect of change in
     accounting principle                                                    188,906,000               170,606,000
Cumulative effect of change in accounting principle
     (less applicable tax)                                                    16,086,000                         0
                                                                         ---------------           ---------------
Net income                                                               $   204,992,000           $   170,606,000
                                                                         ===============           ===============

Basic weighted average shares and
  common stock equivalents outstanding                                       133,679,400               140,242,436

Diluted weighted average shares and
  common stock equivalents outstanding                                       134,553,855               141,664,915

Basic earnings per share:
Net income from continuing operations                                    $          1.42           $          1.31
Discontinued operations of Waddell & Reed:
     Income from operations (net of tax)                                           (0.01)                     0.31
     Loss on disposal (net of tax)                                                  0.00                     (0.37)
                                                                         ---------------           ---------------
Net income before extraordinary item and cumulative
     effect of change in accounting principle                                       1.41                      1.25
Loss on redemption of debt (less applicable tax benefit)                            0.00                     (0.03)
                                                                         ---------------           ---------------
Net income before cumulative effect of change in
     accounting principle                                                           1.41                      1.22
Cumulative effect of change in accounting principle
     (less applicable tax)                                                          0.12                      0.00
                                                                         ---------------           ---------------
Net income                                                               $          1.53           $          1.22
                                                                         ===============           ===============


Diluted earnings per share:
Net income from continuing operations                                    $          1.41           $          1.30
Discontinued operations of Waddell & Reed:
     Income from operations (net of tax)                                           (0.01)                     0.31
     Loss on disposal (net of tax)                                                  0.00                     (0.37)
                                                                         ---------------           ---------------
Net income before extraordinary item and cumulative
     effect of change in accounting principle                                       1.40                      1.24
Loss on redemption of debt (less applicable tax benefit)                            0.00                     (0.04)
                                                                         ---------------           ---------------
Net income before cumulative effect of change in
     accounting principle                                                           1.40                      1.20
Cumulative effect of change in accounting principle
     (less applicable tax)                                                          0.12                      0.00
                                                                         ---------------           ---------------
  Net income                                                             $          1.52           $          1.20
                                                                         ===============           ===============